Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES DEFINITIVE AGREEMENT FOR $35 MILLION INVESTMENT BY STERLING PARTNERS

MINNEAPOLIS — (May 26, 2009) — Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced it has entered into a securities purchase agreement with Sterling Partners, a leading growth-oriented, U.S.-based private equity firm. Under the terms of the agreement, Sterling Partners will purchase 50 million shares of common stock at $0.70 per share, for a total investment of $35 million. These shares will represent a 52.5 percent ownership interest in the company. The investment is subject to shareholder approval and customary closing conditions.

The purchase agreement also contemplates the execution of an amended credit agreement with the company’s existing lenders. The amended credit agreement would provide maximum availability of $70 million, include new covenants and extend the maturity from June 2010 to December 2012. The combination of the equity infusion and the amended credit agreement would provide longer-term financial flexibility for the company. The amended credit agreement is subject to final lender approval and definitive documentation.

 “We’re pleased to have made important progress in our efforts to improve the company’s short- and long-term liquidity situation,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “Sterling Partners is a growth-oriented investor who recognizes the strength of our product, business model and people. The proposed transaction would allow us to collaborate with a partner who not only offers deep business knowledge and resources, but also shares our commitment to realizing the company’s long-term potential.”

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“Sterling Partners is extremely excited about our agreement with Select Comfort. As a Sleep Number bed owner and co-founder of Sterling Partners, I personally and professionally believe that Select Comfort products are simply the best available in today’s marketplace,” stated Chris Hoehn-Saric, co-founder and senior managing director, Sterling Partners. “During the past 12 months, the company’s leadership has made difficult and decisive moves, which have helped the company weather the current environment, while also positioning it for future success. As long-term investors and true partners to the company and existing shareholders, we look forward to working with Select Comfort to return the company to profitability and growth, and deliver enhanced value to its customers, employees and shareholders.”

As part of the agreement, the company will reduce the size of its board of directors to nine members and appoint five persons designated by Sterling Partners. The company expects a shareholder vote on the proposed agreement to occur by late July or early August.

The company also amended its existing credit agreement for the period through closing of this transaction. The amendment increases availability under the line to $75 million. The amended agreement also waives certain current and pending covenant requirements. These waivers are dependent on the company remaining on-track to secure shareholder approval.

“The proposed investment by Sterling Partners meets the board’s objectives of improving the company’s financial flexibility, securing a longer-term credit agreement with our bank syndicate, and finding an investment partner who recognizes the long-term potential of Select Comfort,” explained Erv Shames, chairman, Select Comfort Corporation Board of Directors. “We’re pleased with the agreement because it represents a solid path forward for the company and its shareholders.”

The company intends to file a current report on Form 8-K with the Securities and Exchange Commission (SEC), which will include a more-detailed description of these transactions and copies of the transaction documents. Piper Jaffray served as the exclusive placement agent and financial advisor in connection with the financing, and Duff & Phelps rendered a fairness opinion to the Select Comfort Board of Directors.

About Sterling Partners

Sterling Partners is a private equity firm with a history of generating superior returns for its investors. With nearly $4 billion of capital under management, the firm invests in industries with positive, long-term trends and provides on-going support with a diverse and balanced team of industry veterans, operators, investors, strategy experts and human capital professionals. For more information, please visit www.sterlingpartners.com.

About Select Comfort Corporation

Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its approximately 440 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

This document contains certain forward-looking statements about Select Comfort within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the securities purchase agreement; (2) the outcome of any legal proceedings that may be instituted against Select Comfort and others following announcement of the proposed transaction; (3) the failure to obtain Select Comfort shareholder approval as required to consummate the proposed transaction, (4) the inability to complete the proposed transaction due to the failure to satisfy any of the conditions to closing of the proposed transaction; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; and (6) other risks, including, among others, the impact of the company’s defaults under its credit agreements; costs and uncertainties related to the outcome of pending litigation; the company’s ability to sustain increased sales, improve operations and realize cost savings; competitive and general economic conditions; and the risks described in the company’s annual report on Form 10-K for the year ended January 3, 2009 under the caption “Risk Factors.” These risks and uncertainties are not exclusive and further information concerning Select Comfort’s business, including factors that potentially could materially affect Select Comfort’s financial results or condition, may emerge from time to time, including factors that Select Comfort may consider immaterial or does not anticipate at this time.

When relying on forward-looking statements to make decisions with respect to the Select Comfort, investors and others are cautioned to consider these and other risks and uncertainties. Select Comfort can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. Select Comfort undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed equity investment transaction involving Select Comfort and Sterling Partners. In connection with the proposed transaction, Select Comfort intends to file with the SEC a proxy statement and Select Comfort plans to file with the SEC other documents regarding the proposed transaction. The final proxy statement will be mailed to the shareholders of Select Comfort. INVESTORS AND SECURITY HOLDERS OF SELECT COMFORT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SELECT COMFORT AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Select Comfort at the SEC’s website at www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC also can be obtained by directing a request to Select Comfort Corporation, 9800 59th Avenue North, Plymouth, Minnesota 55442, Attention: Investor Relations, telephone: (763) 551-7000. In addition, investors and security holders may access copies of the documents filed with the SEC by Select Comfort on Select Comfort’s website at www.selectcomfort.com.

Select Comfort and its directors, executive officers, certain members of management and employees may be soliciting proxies from the shareholders of Select Comfort in respect of the proposed transaction. If and to the extent that any of the Select Comfort participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of those benefits will be described in the definitive proxy statement relating to the transaction. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Select Comfort directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

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(1)Top 25 Bedding Retailers, Furniture/Today, August 2008.